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                                                                   EXHIBIT 10.25


                                SECOND AMENDMENT
                                     TO THE
                   CAREMARK RX, INC. 1994 STOCK INCENTIVE PLAN
                         (FORMERLY THE MEDPARTNERS, INC.
                           1994 STOCK INCENTIVE PLAN)

         This Second Amendment to the Caremark Rx, Inc. 1994 Stock Incentive Plan (formerly the Medpartners, Inc. 1994 Stock Incentive Plan) (the "Plan") to be effective as of January 12, 2001.

                                   WITNESSETH:

         WHEREAS, Caremark Rx, Inc. (the "Company") currently sponsors and maintains the Caremark Rx, Inc. 1994 Stock Incentive Plan (formerly the Medpartners, Inc. 1994 Stock Incentive Plan) (the "Plan"); and

         WHEREAS, Section 14 of the Plan grants the Compensation Committee of the Board the power at any time to amend the Plan, and the Compensation Committee now wishes to amend the Plan to modify the vesting provisions for options granted under the Plan on and after January 12, 2001;

         NOW, THEREFORE, the Plan is hereby amended as indicated below:

                                       1.

         Section 7(i) of the Plan is amended effective as of January 12, 2001, to read as follows:

                  (i) Vesting of Options. Except as set forth by the Committee in the applicable Stock Option Agreement, Options granted under the Plan shall vest and become exercisable as follows:

                           (i) 34% of the Options shall vest on the Date of Grant;

                           (ii) 33% of the Options granted shall vest on each of the first anniversary and second anniversary of the Date of Grant; provided, however, that for Options granted prior to January 12, 2001, if during the first year after the Date of Grant, the stock price of the Common Stock closes at or above $12.00 (or such other price as determined by the Committee and set forth in the applicable Stock Option Agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the first anniversary of the Date of Grant shall vest immediately at the end of such 20th day, and provided, however, that for Options granted prior to January 12, 2001, if during the second year after the Date of Grant, the stock price of the Common


                             Second Amendment to the
                   Caremark Rx, Inc. 1994 Stock Incentive Plan
                                     Page 1


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                  Stock closes at or above $18.00 (or such other price as
                  determined by the Committee and set forth in the applicable Stock Option Agreement) for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the second anniversary of the Date of Grant shall vest immediately at the end of such 20th day.

                                       2.

         The name of the Plan is changed effective as of January 12, 2001 from the Medpartners, Inc. 1994 Stock Incentive Plan to the Caremark Rx, Inc. 1994 Stock Incentive Plan. All references in any Company documents to the Medpartners, Inc. 1994 Stock Incentive Plan shall, after January 12, 2001, be a reference to the Caremark Rx, Inc. 1994 Stock Incentive Plan.

                                       3.

         All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

                       Approved by the Board of Directors
                       by resolutions on January 12, 2001.



                             Second Amendment to the
                   Caremark Rx, Inc. 1994 Stock Incentive Plan
                                     Page 2